Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, David K. Spohr, hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report on Form 10-Q of Kenmar Global Trust for the period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ David K. Spohr

Name:    David K. Spohr

Title:      Senior Vice President and Director of Fund Administration
(Principal Financial/Accounting Officer)
Preferred Investment Solutions Corp.,
Managing Owner of Kenmar Global Trust

Date:      May 15, 2009

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